QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on May 15, 2008

Registration No. 333-150165

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KRATOS DEFENSE & SECURITY
SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4899 (Primary Standard Industrial Classification Code Number)	13-3818604 (I.R.S. Employer Identification Number)
4810 Eastgate Mall San Diego, CA 92121 (858) 812-7300 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Eric DeMarco
President and Chief Executive Officer
4810 Eastgate Mall
San Diego, CA 92121
(858) 812-7300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
WITH A COPY TO
Marty B. Lorenzo Sagar M. Brahmbhatt DLA Piper US LLP 4365 Executive Drive, Suite 1100 San Diego, CA 92121 (858) 677-1400 (858) 677-1401 (facsimile)	Otto E. Sorensen Luce, Forward, Hamilton & Scripps LLP 600 West Broadway, Suite 2600 San Diego, California 92101 (619) 699-2534 (619) 645-5324 (facsimile)

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this registration statement becomes effective and all other conditions to the proposed merger described herein have been satisfied or waived.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further Amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note: This Amendment is being filed solely for the purpose of updating the information provided in the Exhibit Table in Item 21 of Part II of the Registration Statement and the Exhibit Index. No changes have been made to the form of joint proxy statement/prospectus constituting Part I of the Registration Statement or in Part II of the Registration Statement (other than to update the Exhibit Table and the Exhibit Index).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

        Section 145 of the DGCL permits each Delaware business corporation to indemnify its directors, officers, employees and agents against liability for each such person's acts taken in his or her capacity as a director, officer, employee or agent of the corporation if such actions were taken in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action, if he or she had no reasonable cause to believe his or her conduct was unlawful. Kratos' amended and restated certificate of incorporation provides that Kratos, to the full extent permitted by law, shall indemnify any of Kratos' past and present directors, officers, employees or any person that is or was serving at Kratos' request as a director, officer or employee of another enterprise if they were or are a party to, or are threatened to be made a party to, any threatened, pending or complete action, suit or proceeding. The indemnification provided therein includes expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and may be paid by Kratos in advance of the final disposition of such action, suit or proceeding. In addition, Kratos' amended and restated certificate of incorporation provides that Kratos may, to the full extent permitted by law, indemnify any other person for any such expenses as to actions in their official capacity or actions in another capacity while holding such office.

        As permitted by Section 102(b)(7) of the DGCL, Kratos' amended and restated certificate of incorporation provides that no director shall be liable to Kratos for monetary damages for breach of fiduciary duty as a director, except for liability:

          (i)  for any breach of the director's duty of loyalty;

         (ii)  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

        (iii)  for the unlawful payment of dividends on or redemption of Kratos' capital stock; or

        (iv)  for any transaction from which the director derived an improper personal benefit.

        Kratos has obtained policies insuring Kratos and its directors and officers against certain liabilities, including liabilities under the Securities Act.

Item 21.    Exhibits and Financial Statement Schedules

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date/Period End Date	Previously filed
2.1	Agreement and Plan of Reorganization by and among Registrant, SYS and White Shadow, Inc.(1) (included as Annex A to the joint proxy statement/prospectus forming part of this registration statement)			*
2.2	Stock Purchase Agreement by and among the Company, JMA Associates, Inc. d/b/a TLA Associates, and the Stockholders of JMA Associates, Inc., dated as of January 27, 2005.	8-K	02/02/05
2.3	Equity Purchase Agreement, dated February 17, 2006, by and between Sakoki LLC and the Company.	8-K	02/23/06

2.4	Addendum and Waiver Related to the Equity Purchase Agreement, dated June 26, 2006, by and between Sakoki LLC and the Company.	10-Q	06/30/06
2.5	Merger Agreement, dated August 8, 2006, by and among the Company, WFI Government Services, Inc., MRC Merger Company, Inc. and Madison Research Corporation.	8-K	08/14/06
2.6	Agreement dated as of March 9, 2007 by and between LCC Wireless Engineering Services Limited and the Company.	10-K	12/31/06
2.7	Equity Purchase Agreement, dated April 20, 2007, by and between the Company and Strategic Project Services, LLC.	10-K	12/31/06
2.8	Asset Purchase Agreement, dated May 29, 2007, by and between the Company and LCC International, Inc.	8-K	05/30/07
2.9	Asset Purchase Agreement, dated July 7, 2007, by and between the Company and Burgundy Acquisition Corporation.	8-K	07/12/07
2.10	Agreement and Plan of Merger, dated November 2, 2007, by and among the Company, Kratos Government Solutions, Inc., Haverstick Acquisition Corporation and Haverstick Consulting, Inc.	8-K	11/07/07
3.1	Amended and Restated Certificate of Incorporation.	10-Q	09/30/01
3.2	Certificate of Ownership and Merger of Kratos Defense & Security Solutions, Inc. into Wireless Facilities, Inc.	8-K	9/12/07
3.3	Amended and Restated Bylaws of the Company.	10-K/A	04/29/08
3.4	Certificate of Designations, Preferences and Rights of Series A Preferred Stock.	10-Q	09/30/01
3.5	Certificate of Designations, Preferences and Rights of Series B Preferred Stock.	8-K/A	06/05/02
3.6	Certificate of Designation of Series C Preferred Stock.	8-K	12/17/04
4.1	Reference is made to Exhibits 3.1 and 3.2.
4.2	Specimen Stock Certificate.	S-1	08/18/99
4.3	Rights Agreement, dated as of December 16, 2004, between the Company and Wells Fargo, N.A.	8-K	12/17/04
5.1	Opinion of DLA Piper US LLP, counsel for Registrant			*
8.1	Tax Opinion of DLA Piper US LLP, counsel for Registrant			*
8.2	Tax Opinion of Luce, Forward, Hamilton & Scripps LLP, counsel for SYS			*

9.1	Form of Voting Agreement between Registrant and certain shareholders of SYS (included as Annex B to the joint proxy statement/prospectus forming part of this registration statement).			*
9.2	Form of Voting Agreement between SYS and certain stockholders of Registrant (included as Annex C to the joint proxy statement/prospectus forming part of this registration statement).			*
10.1#	1997 Stock Option Plan.	S-1	08/18/99
10.2#	Form of Stock Option Agreement pursuant to the 1997 Stock Option Plan and related terms and conditions.	S-1/A	09/10/99
10.3#	1999 Equity Incentive Plan.	S-1	08/18/99
10.4#	Form of Stock Option Agreement pursuant to the 1999 Equity Incentive Plan.	S-1/A	09/10/99
10.5#	1999 Employee Stock Purchase Plan and related offering documents.	S-1	08/18/99
10.6#	Form of Indemnity Agreement by and between the Company and certain officers and directors of the Company.	S-1	08/18/99
10.7#	2000 Nonstatutory Stock Option Plan.	10-Q	09/30/00
10.8#	Form of Stock Option Agreement and Grant Notice used in connection with the 2000 Nonstatutory Stock Option Plan.	10-Q	09/30/00
10.9#	Executive Employment Agreement by and between the Company and Eric DeMarco effective November 14, 2003.	10-K	12/26/03
10.10#	Amended and Restated Severance and Change of Control Agreement dated March 28, 2006 between the Company and Deanna Lund.	10-K	12/31/05
10.11#	Amended and Restated Severance and Change of Control Agreement dated March 28, 2006 between the Company and James Edwards.	10-K	12/31/05
10.12#	Nonqualified Deferred Compensation Plan.	10-K	12/31/05
10.13#	2005 Equity Incentive Plan.	S-8	08/01/05
10.14#	Form of Stock Option Agreement pursuant to the 2005 Equity Incentive Plan.	S-8	08/01/05
10.15#	Form of Restricted Stock Unit Agreement and Form of Notice of Grant under the Company's 2005 Equity Incentive Plan.	8-K	01/17/07

10.16#	Severance and Change of Control Agreement dated as of July 12, 2007 between the Company and Laura L. Siegal.	10-K	09/11/07
10.17	Form of Subordinated Promissory Note issued by LCC International, Inc. to the Company.	8-K	5/30/07
10.18	Form of Subordination Agreement executed by LCC International, Inc., the Company and Bank of America, N.A.	8-K	5/30/07
10.19	Note Sale Agreement, dated July 3, 2007, by and between SPCP Group, LLC International, Inc. and the Company.	8-K	7/10/07
10.20	Assignment Agreement, dated July 3, 2007, by and among the Company, SPCP Group LLC, LCC International, Inc. and Bank of America, N.A.	8-K	7/10/07
10.21	Form of Earnout Agreement executed by the Company and Burgundy Acquisition Corporation.	8-K	7/12/07
10.22	Facility Letter, dated October 24, 2007, by and between the Company and KeyBank Capital Markets.	8-K	11/07/07
10.23
	First Lien Credit Agreement among Kratos Defense & Security Solutions, Inc., KeyBank National Association, as Administrative Agent and Lender and the other financial institutions parties thereto and Keybanc Capital Markets as lead arranger and book runner, dated as of December 31, 2007.	8-K	01/07/08
10.24
	Second Lien Credit Agreement among Kratos Defense & Security Solutions, Inc., KeyBank National Association, as Administrative Agent and Lender, the other financial institutions parties thereto and Keybanc Capital Markets as lead arranger and book runner, dated as of December 31, 2007.	8-K	01/07/08
21.1	List of Subsidiaries of Registrant			*
23.1	Consent of Independent Registered Public Accounting Firm Grant Thornton, LLP for Registrant			*
23.2	Consent of Independent Registered Public Accounting Firm Grant Thornton, LLP for Haverstick Consulting, Inc.			*
23.3	Consent of Imperial Capital, LLC			*
23.4	Consent of Independent Registered Public Accounting Firm KPMG, LLP for SYS			*
23.5	Consent of Independent Registered Public Accounting Firm Grant Thornton, LLP for SYS			*

23.6	Consent of DLA Piper US LLP (included in Exhibit 5.1 and 8.1)	*
23.7	Consent of Luce, Forward, Hamilton & Scripps (included in Exhibit 8.2)	*
24.1	Power of Attorney for Registrant	*
99.1	Form of Proxy Card for Registrant	*
99.2	Form of Proxy Card for SYS	*
99.3	Opinion of Wachovia Capital Markets, LLC (included as Annex D to the joint proxy statement/prospectus forming part of this registration statement).	*
99.4	Opinion of Imperial Capital, LLC (included as Annex E to the joint proxy statement/prospectus forming part of this registration statement).	*
99.5
	Consolidated Financial Statements and Report of Independent Certified Public Accountants for Haverstick Consulting, Inc. (included as financial statements to the joint proxy statement/prospectus forming part of this registration statement).	*
99.6	Consent of Wachovia Capital Markets, LLC.	*

(1)
As required by paragraph (b)(2) of Item 601 of Regulation S-K, this exhibit does not contain schedules and similar attachments to this exhibit. The registrant will furnish supplementally a copy of any omitted schedules to the Commission upon request.
#
Indicates a management contract or compensatory plan or arrangement required to be filed as an exhibit to this form.

Item 22.    Undertakings

        (a)   The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (b)   The registrant undertakes that every prospectus: (1) that is filed pursuant to the immediately preceding paragraph, or (2) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (e)   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(2)    The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the proxy statement/prospectus to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(3)    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 15th day of May, 2008.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
By:	/s/ ERIC M. DEMARCO Eric M. DeMarco President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ERIC M. DEMARCO Eric M. DeMarco	President, Chief Executive Officer and Director (Principal Executive Officer)	May 15, 2008
/s/ DEANNA H. LUND Deanna H. Lund	Senior Vice President and Chief Financial Officer	May 15, 2008
/s/ LAURA L. SIEGAL Laura L. Siegal	Vice President, Corporate Controller and Acting Secretary (Principal Accounting Officer)	May 15, 2008
/s/ SCOTT I. ANDERSON* Scot I. Anderson	Director	May 15, 2008
/s/ BANDEL L. CARANO* Bandel L. Carano	Director	May 15, 2008
/s/ SCOT B. JARVIS* Scot B. Jarvis	Director	May 15, 2008
/s/ WILLIAM A. HOGLUND William A. Hoglund	Director	May 15, 2008
*By:	/s/ ERIC DEMARCO Eric DeMarco Attorney-in-Fact	May 15, 2008

EXHIBIT INDEX

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date/Period End Date	Previously filed
2.1	Agreement and Plan of Reorganization by and among Registrant, SYS and White Shadow, Inc.(1) (included as Annex A to the joint proxy statement/prospectus forming part of this registration statement)			*
2.2	Stock Purchase Agreement by and among the Company, JMA Associates, Inc. d/b/a TLA Associates, and the Stockholders of JMA Associates, Inc., dated as of January 27, 2005.	8-K	02/02/05
2.3	Equity Purchase Agreement, dated February 17, 2006, by and between Sakoki LLC and the Company.	8-K	02/23/06
2.4	Addendum and Waiver Related to the Equity Purchase Agreement, dated June 26, 2006, by and between Sakoki LLC and the Company.	10-Q	06/30/06
2.5	Merger Agreement, dated August 8, 2006, by and among the Company, WFI Government Services, Inc., MRC Merger Company, Inc. and Madison Research Corporation.	8-K	08/14/06
2.6	Agreement dated as of March 9, 2007 by and between LCC Wireless Engineering Services Limited and the Company.	10-K	12/31/06
2.7	Equity Purchase Agreement, dated April 20, 2007, by and between the Company and Strategic Project Services, LLC.	10-K	12/31/06
2.8	Asset Purchase Agreement, dated May 29, 2007, by and between the Company and LCC International, Inc.	8-K	05/30/07
2.9	Asset Purchase Agreement, dated July 7, 2007, by and between the Company and Burgundy Acquisition Corporation.	8-K	07/12/07
2.10	Agreement and Plan of Merger, dated November 2, 2007, by and among the Company, Kratos Government Solutions, Inc., Haverstick Acquisition Corporation and Haverstick Consulting, Inc.	8-K	11/07/07
3.1	Amended and Restated Certificate of Incorporation.	10-Q	09/30/01
3.2	Certificate of Ownership and Merger of Kratos Defense & Security Solutions, Inc. into Wireless Facilities, Inc.	8-K	9/12/07
3.3	Amended and Restated Bylaws of the Company.	10-K/A	04/29/08
3.4	Certificate of Designations, Preferences and Rights of Series A Preferred Stock.	10-Q	09/30/01
3.5	Certificate of Designations, Preferences and Rights of Series B Preferred Stock.	8-K/A	06/05/02

3.6	Certificate of Designation of Series C Preferred Stock.	8-K	12/17/04
4.1	Reference is made to Exhibits 3.1 and 3.2.
4.2	Specimen Stock Certificate.	S-1	08/18/99
4.3	Rights Agreement, dated as of December 16, 2004, between the Company and Wells Fargo, N.A.	8-K	12/17/04
5.1	Opinion of DLA Piper US LLP, counsel for Registrant			*
8.1	Tax Opinion of DLA Piper US LLP, counsel for Registrant			*
8.2	Tax Opinion of Luce, Forward, Hamilton & Scripps LLP, counsel for SYS			*
9.1	Form of Voting Agreement between Registrant and certain shareholders of SYS (included as Annex B to the joint proxy statement/prospectus forming part of this registration statement).			*
9.2	Form of Voting Agreement between SYS and certain stockholders of Registrant (included as Annex C to the joint proxy statement/prospectus forming part of this registration statement).			*
10.1#	1997 Stock Option Plan.	S-1	08/18/99
10.2#	Form of Stock Option Agreement pursuant to the 1997 Stock Option Plan and related terms and conditions.	S-1/A	09/10/99
10.3#	1999 Equity Incentive Plan.	S-1	08/18/99
10.4#	Form of Stock Option Agreement pursuant to the 1999 Equity Incentive Plan.	S-1/A	09/10/99
10.5#	1999 Employee Stock Purchase Plan and related offering documents.	S-1	08/18/99
10.6#	Form of Indemnity Agreement by and between the Company and certain officers and directors of the Company.	S-1	08/18/99
10.7#	2000 Nonstatutory Stock Option Plan.	10-Q	09/30/00
10.8#	Form of Stock Option Agreement and Grant Notice used in connection with the 2000 Nonstatutory Stock Option Plan.	10-Q	09/30/00
10.9#	Executive Employment Agreement by and between the Company and Eric DeMarco effective November 14, 2003.	10-K	12/26/03
10.10#	Amended and Restated Severance and Change of Control Agreement dated March 28, 2006 between the Company and Deanna Lund.	10-K	12/31/05

10.11#	Amended and Restated Severance and Change of Control Agreement dated March 28, 2006 between the Company and James Edwards.	10-K	12/31/05
10.12#	Nonqualified Deferred Compensation Plan.	10-K	12/31/05
10.13#	2005 Equity Incentive Plan.	S-8	08/01/05
10.14#	Form of Stock Option Agreement pursuant to the 2005 Equity Incentive Plan.	S-8	08/01/05
10.15#	Form of Restricted Stock Unit Agreement and Form of Notice of Grant under the Company's 2005 Equity Incentive Plan.	8-K	01/17/07
10.16#	Severance and Change of Control Agreement dated as of July 12, 2007 between the Company and Laura L. Siegal.	10-K	09/11/07
10.17	Form of Subordinated Promissory Note issued by LCC International, Inc. to the Company.	8-K	5/30/07
10.18	Form of Subordination Agreement executed by LCC International, Inc., the Company and Bank of America, N.A.	8-K	5/30/07
10.19	Note Sale Agreement, dated July 3, 2007, by and between SPCP Group, LLC International, Inc. and the Company.	8-K	7/10/07
10.20	Assignment Agreement, dated July 3, 2007, by and among the Company, SPCP Group LLC, LCC International, Inc. and Bank of America, N.A.	8-K	7/10/07
10.21	Form of Earnout Agreement executed by the Company and Burgundy Acquisition Corporation.	8-K	7/12/07
10.22	Facility Letter, dated October 24, 2007, by and between the Company and KeyBank Capital Markets.	8-K	11/07/07
10.23
	First Lien Credit Agreement among Kratos Defense & Security Solutions, Inc., KeyBank National Association, as Administrative Agent and Lender and the other financial institutions parties thereto and Keybanc Capital Markets as lead arranger and book runner, dated as of December 31, 2007.	8-K	01/07/08
10.24
	Second Lien Credit Agreement among Kratos Defense & Security Solutions, Inc., KeyBank National Association, as Administrative Agent and Lender, the other financial institutions parties thereto and Keybanc Capital Markets as lead arranger and book runner, dated as of December 31, 2007.	8-K	01/07/08
21.1	List of Subsidiaries of Registrant			*

23.1	Consent of Independent Registered Public Accounting Firm Grant Thornton, LLP for Registrant	*
23.2	Consent of Independent Registered Public Accounting Firm Grant Thornton, LLP for Haverstick Consulting, Inc.	*
23.3	Consent of Imperial Capital, LLC	*
23.4	Consent of Independent Registered Public Accounting Firm KPMG, LLP for SYS	*
23.5	Consent of Independent Registered Public Accounting Firm Grant Thornton, LLP for SYS	*
23.6	Consent of DLA Piper US LLP (included in Exhibit 5.1 and 8.1)	*
23.7	Consent of Luce, Forward, Hamilton & Scripps (included in Exhibit 8.2)	*
24.1	Power of Attorney for Registrant	*
99.1	Form of Proxy Card for Registrant	*
99.2	Form of Proxy Card for SYS	*
99.3	Opinion of Wachovia Capital Markets, LLC (included as Annex D to the joint proxy statement/prospectus forming part of this registration statement).	*
99.4	Opinion of Imperial Capital, LLC (included as Annex E to the joint proxy statement/prospectus forming part of this registration statement).	*
99.5
	Consolidated Financial Statements and Report of Independent Certified Public Accountants for Haverstick Consulting, Inc. (included as financial statements to the joint proxy statement/prospectus forming part of this registration statement).	*
99.6	Consent of Wachovia Capital Markets, LLC.	*

(1)
As required by paragraph (b)(2) of Item 601 of Regulation S-K, this exhibit does not contain schedules and similar attachments to this exhibit. The registrant will furnish supplementally a copy of any omitted schedules to the Commission upon request.
#
Indicates a management contract or compensatory plan or arrangement required to be filed as an exhibit to this form.

QuickLinks

PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 21. Exhibits and Financial Statement Schedules
  Item 22. Undertakings
SIGNATURES
EXHIBIT INDEX